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                                                                      EXHIBIT 23


                          [Wipfli Ullrich Bertelson LLP
                            CPAs Consultants Advisors
                                   Letterhead]



                     CONSENT OF WIPFLI ULLRICH BERTELSON LLP


We consent to the incorporation by reference in F&M Bancorporation, Inc.'s Registration Statement on Form S-8 (Registration Statement No. 333-01937) of our report dated June 7, 1999, related to the consolidated financial statements of the F&M Employees' Retirement and Savings Plan and Trust (the "Plan") as of, and for the years ended, December 31, 1998 and 1997, and the supplemental schedules, which report appears in the December 31, 1998, Annual Report on Form 11-K of the Plan.



                            /s/ Wipfli Ullrich Bertelson LLP



June 23, 1999
Appleton, Wisconsin